                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") dated as of the 31st day of December, 1997 among TOUCH TONE AMERICA, INC., a California corporation (the "Company"), ORIX GLOBAL COMMUNICATIONS, INC., a Nevada corporation ("Orix"), INFINITY INVESTORS LIMITED, a Nevis West Indies corporation ("Purchaser") and ARTER & HADDEN, LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, as escrow agent (the "Escrow Agent").

     WHEREAS, pursuant to that certain Option Agreement dated as of the date hereof between Purchaser and the Company (and agreed to by Orix) (the "Option Agreement"), the Company has agreed to deposit with the Escrow Agent the Convertible Instruments (as defined in the Option Agreement) for the purpose of providing a mechanism for the transfer and assignment by Purchaser to the Company of the UPC Securities (as defined in the Option Agreement) in exchange for the issuance of the Convertible Instruments to Purchaser;

     WHEREAS, Purchaser and the Company desire that the Escrow Agent receive, hold and dispose of the Convertible Instruments in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Escrow Agent agrees to act in such capacity.

     NOW, THEREFORE, the parties agree as follows:

     1. GENERAL. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to those terms in the Option Agreement.

     2.   APPOINTMENT OF ESCROW AGENT; ESCROW PROPERTY.

          (a) The Company and Purchaser hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act, as the agent of such parties in performing the duties of the Escrow Agent hereunder. As compensation for the Escrow Agent's services hereunder, the Escrow Agent shall receive reimbursement of all reasonable expenses (if any) incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, which shall be borne by the Company.

          (b) On the date hereof, the Company shall cause to be deposited with the Escrow Agent Debentures in the original principal amount of $11,000,000 (and together with any interest accrued thereon or any Series C Shares that may be deposited with the Escrow Agent after the date hereof (including any dividends accrued thereon) in exchange for the Debentures sometimes referred to herein as the "Escrow Property").

          (c) The Escrow Property shall be held and distributed by the Escrow Agent in accordance with the provisions hereof and the Option Agreement.


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ESCROW AGREEMENT - Page 1


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          (d)  In accordance with the Option Agreement, on the first Business
     Day following the date of the Shareholder Ratification Event, the Company shall deliver to the Escrow Agent certificates evidencing that certain number of Series C Shares in an aggregate stated value (based upon the liquidation preference per Series C Share as provided in the Series C Certificate of Designation) equal to the aggregate outstanding principal balance of the Debentures PLUS any accrued and unpaid interest thereon, issued in the name of Purchaser, PROVIDED that no Event of Default under the Option Agreement or the Debentures exists at such time. The Escrow Agent shall deliver to the Company the Debentures for cancellation. The Escrow Agent shall have the right to require joint written notice from the Company and the Purchaser that so such Event of Default then exists, and in the absence thereof, shall continue to hold the Debentures.

     3.   DISBURSEMENT OF ESCROW PROPERTY.

          (a) Upon exercise by Purchaser of the Option at any time prior to the Termination Date (as hereinafter defined), Purchaser shall deliver to the Escrow Agent written notice of its election specifying the aggregate amount of UPC Securities to be assigned and conveyed to the Company in accordance with the Option Agreement and the date, not earlier that one Business Day and not later than three (3) Business Days, on which the closing of the exchange of such securities shall occur (the "Closing Date"). On the Closing Date, Purchaser shall deliver to the Escrow Agent the applicable UPC Securities to be assigned and conveyed to the Company.

          (b) Upon receipt by the Escrow Agent of the UPC Securities, the Escrow Agent shall deliver (i) to the Company the UPC Securities received from Purchaser and (ii) to Purchaser at its address set forth on the signature page hereto (unless a contrary address located outside the United States is provided in the Option notice) all of the Debentures (if the Shareholder Ratification Event has not occurred) or all of the Series C

           Shares (if the Shareholder Ratification Event has occurred), as the case may be, held by the Escrow Agent notwithstanding the aggregate amount of UPC Securities to be assigned and conveyed to the Company on the Closing Date. The Escrow Agent shall date the Debentures as of the Closing Date or the Series C Shares, as the case may be, to be issued to Purchaser on the Closing Date prior to delivery of such securities to Purchaser. From and after the Closing Date, Purchaser shall hold either the Debentures or the Series C Shares, as the case may be, not exchanged and issued to Purchaser on the Closing Date (if any) in accordance with the terms of the Option Agreement. Upon delivery of all of the Debentures or Series C Shares, as the case may be, by the Escrow Agent to Purchaser, this Agreement and the obligations of the Escrow Agent shall terminate.

     4. TERMINATION. This Agreement shall terminate on the earlier to occur of the following: (i) the date upon which all of the Escrow Property has been delivered in accordance with the provision herewith, or (ii) five
(5) Business Days following the second anniversary of


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the date hereof (the "Termination Date").  On the Business Day following the
Termination Date, or as soon as practicable thereafter, the Escrow Agent shall deliver to the Company any remaining Escrow Property, if any, PROVIDED that if any Disputes (as hereinafter defined) between the Company and Purchaser exist on such date, the Escrow Agent shall retain the Escrow Property until such time as such Disputes have been resolved. Upon termination of this Agreement, all obligations of the Escrow Agent shall terminate and this Agreement shall have no further force and effect.

     5.   ESCROW AGENTS RIGHTS AND RESPONSIBILITIES.

          (a) The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement. In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties. The Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder, except as a result of its own gross negligence or willful misconduct. Further, the Escrow Agent shall not be liable for the loss of any Debentures or Series C Shares during the period such securities are held in escrow. The Company agrees that in the event any Debentures or Series C Shares are lost, stolen, mislaid or destroyed, the Company will promptly replace such securities in like tenor and forward them to the Escrow Agent to be held in accordance with the provisions of this Agreement and the Option Agreement.

          (b) In the event the Escrow Agent shall be uncertain as to its duties or rights under this Escrow Agreement or shall receive any instruction, claim or demand which, in the opinion of the Escrow Agent, is in conflict with the provisions of this Escrow Agreement (any of the foregoing, a "Dispute"), the Escrow Agent shall be entitled to refrain from taking any action with respect to such Dispute until it shall be directed otherwise by an instrument in writing signed by the Company and Purchaser, or if such an instrument shall not be provided to the Escrow Agent within thirty (30) days of its request of the parties, the Escrow Agent may apply for instructions from a competent court pursuant to an interpleader proceeding.

     6. RESIGNATION. The Escrow Agent may resign at any time by giving at least thirty (30) days prior written notice to the Company and Purchaser, such resignation to be effective upon the acceptance of appointment by the successor Escrow Agent as hereinafter provided. The resigning Escrow Agent may appoint a successor Escrow Agent, reasonably acceptable to the Company and Purchaser, or Purchaser may appoint a successor Escrow Agent, reasonably acceptable to the Company. If a successor Escrow Agent shall not have been appointed within twenty (20) days after such notice of resignation, either the Company or Purchaser may apply to any court of competent jurisdiction to appoint a successor Escrow Agent. Any successor Escrow


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Agent however appointed, shall execute and deliver to the predecessor Escrow
Agent an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Escrow Agent with respect to the Escrow Property with the same effect as if originally named the Escrow Agent.

     7. REPRESENTATION OF PURCHASER. The Company acknowledges that the Escrow Agent represents Purchaser on a day to day basis with respect to various legal matters, including without limitation, the Option Agreement and the transactions contemplated thereby. The Company further acknowledges and agrees that the Escrow Agent will continue to represent Purchaser (including, without limitation, with respect to matters under the Option Agreement) notwithstanding its appointment as the Escrow Agent hereunder, and that such representation by the Escrow Agent shall not be deemed to conflict with the Escrow Agent's duties hereunder. To the extent applicable, the Company and Orix hereby waive any conflict associated with such continued representation.

     8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telefax (receipt confirmed) or four (4) Business Days after mailing by certified mail, postage paid, return receipt requested, to the parties or their successors in interest at their respective addresses set forth on the signature page hereto and to the Escrow Agent as set forth below, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

          Arter & Hadden LLP
          1717 Main Street, Suite 4100
          Dallas, Texas  75201
          Attention:  Victor B. Zanetti, Esq.
          Telefax:  (214) 741-7139

     9. GOVERNING LAW. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO ANY CONFLICTS OR CHOICE OF LAW RULES OR ANY PRESUMPTION OR CONSTRUCTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

     10. SUCCESSORS AND ASSIGNS. This Escrow Agreement shall not be assigned by any party hereto. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     11. ENTIRE AGREEMENT. This Agreement, the Option Agreement, the Debentures, the Series C Certificate of Designation and the other instruments and agreements referred to in such documents embody the entire agreement between the parties as to the subject matter hereof and


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there have been no agreements, representations or warranties, oral or written, between the parties other than those set forth or provided for in such agreements.

     12. AMENDMENTS. This Agreement may not be added, modified, changed or waived, in whole or in part, except in an instrument in writing signed by each of the parties hereto.

     13. COUNTERPARTS. This Agreement may be executed by facsimile signature in any number of counterparts, each such counterpart to be deemed an original, and all such counterparts taken together to constitute one and the same instrument.




                           [SIGNATURE PAGES FOLLOW]


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

                              TOUCH TONE AMERICA, INC.


                              By: /s/ Kerry Rogers
                                 -----------------------------------------
                              Name: Kerry Rogers
                                   ---------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------
                              Address:   300 N. Central Avenue, Suite 1155
                                         Phoenix, Arizona  85012
                              Telephone: (602) 263-7559
                              Fax:       (602) 263-9623


                              INFINITY INVESTORS LIMITED


                              By: /s/ James A. Loughran
                                 ----------------------------------------
                              Name: James A. Loughran
                                   --------------------------------------
                              Title:
                                    -------------------------------------
                              Address:  38 Hertford Street
                                        London, England WIY 7TG
                              Fax:      011-44-171-355-4975
                              Attn:     J. A. Loughran



                              ARTER & HADDEN LLP

                              By: /s/ Victor B. Zanetti
                                 ----------------------------------------
                                   Victor B. Zanetti, Esq., Partner



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                              ORIX GLOBAL COMMUNICATIONS, INC.


                              By: /s/ Kerry Rogers
                                 ----------------------------------------
                              Name: Kerry Rogers
                                   --------------------------------------
                              Title: President
                                    -------------------------------------
                              Address:   1771 E. Flamingo Road
                                         Building B, Suite 200
                                         Las Vegas, Nevada  89119
                              Telephone: (702) 792-2500
                              Fax:       (702) 792-3313
                              Attn:      Kerry Rogers



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